UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

ATACAMA RESOURCES INTERNATIONAL, INC

(Exact name of registrant as specified in its charter)

Florida	46-3105245
(State of incorporation or organization)	(IRS Employer Identification No.)

10820 68th Place Kenosha, WI	53142
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-192217

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.0001 per share of Atacama Resources International, Inc., a Florida corporation, to be registered hereunder is set forth under the caption “Description of Securities to be Registered” in the prospectus included in the registrant’s registration statement on Form S-1 (File No. 333-192217) as originally filed with the Securities and Exchange Commission on November 8, 2013, as subsequently amended, including any amendment or report updating such description, and is incorporated herein by reference.

Item 2.  Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Atacama Resources International, Inc.

By:

/s/ Glenn Grant

Name:

Glenn Grant

Title:

Chief Executive Officer

Date: January 20, 2017

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